STATE OF NEVADA

ROSS MILLER Secretary of State	SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

September 17, 2012

Job Number:                C20120917-1828
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20120635851-13	Articles of Incorporation	2 Pages/1 Copies

Respectfully,

/s/ Ross Miller
ROSS MILLER
Secretary of State

Certified By: Electronic Filing Certificate Number: C20120917-1828 You may verify this certificate online at http://www.nvsos.gov/

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20120635851-13 Filing Date and Time 09/17/2012 1:16 PM Entity Number E0480512012-9

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: ARCO-IRIS GOLD CORPORATION

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: NEVADA AGENCY AND TRANSFER COMPANY
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address: | City: | Nevada | Zip Code:

Mailing Address (if different from street address): | City: | Nevada | Zip Code:

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 — Par value per share: $ 0.00001 — Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) STACEY AARON-SEE ATTACHED
Name
SUITE 22, PB X1006, PLETT | SOUTH AFRICA | ZA | 6600
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

STACEY AARON-SEE ATTACHED — X STACEY AARON
Name — **Incorporator Signature**
SUITE 22, PB X1006, PLETT | SOUTH AFRICA | ZA | 6600
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X NEVADA AGENCY AND TRANSFER COMPANY — 9/17/2012
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 4-10-09

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)
CONTINUED
Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators

ENTITY NAME:	ARCO-IRIS GOLD CORPORATION

FOREIGN NAME TRANSLATION:	Not Applicable

PURPOSE:	Not Applicable

REGISTERED AGENT NAME:	NEVADA AGENCY AND TRANSFER COMPANY

STREET ADDRESS:	Not Applicable

MAILING ADDRESS:	Not Applicable

ADDITIONAL	Directors/Trustees
Name: STACEY AARON
Address: SUITE 22, PB X1006, PLETTENBERG BAY
City: SOUTH AFRICA
State: ZA
Zip Code: 6600

ADDITIONAL	Incorporators
Name: STACEY AARON
Address: SUITE 22, PB X1006, PLETTENBERG BAY
City: SOUTH AFRICA
State: ZA
Zip Code: 6600